UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 20, 2011

SunCoke Energy, Inc.

(Exact name of registrant as specified in its charter)

Delaware	3312	90-0640593
(State of Incorporation)	Commission File Number	(IRS employer identification no.)

1011 Warrenville Road, 6th Floor Lisle, IL		60532
(Address of principal executive offices)		(Zip code)

(630) 824-1000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On July 20, 2011, the Company’s Registration Statement on Form S-1, as amended (File No. 333-173022), was declared effective by the SEC.

On July 21, 2011, the Company issued a press release announcing the pricing of its initial public offering of 11,600,000 shares of its common stock at a price of $16.00 per share (the “Initial Public Offering”). A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference. On July 21, 2011, the underwriters exercised their option to purchase 1,740,000 shares of common stock at $16.00 per share.

On July 21, 2011, the Company issued a press release announcing the pricing of $400 million of 7 5/8% senior notes due 2019 (the “Notes Offering”). The senior notes were offered to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”) and to non-U.S. persons outside the United States in accordance with Regulation S under the Securities Act. The senior notes have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements. A copy of the press release is attached hereto as Exhibit 99.2 and incorporated by reference in this Item 8.01.

On July 26, 2011, the Initial Public Offering and the Notes Offering transactions were completed.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press Release, dated July 21, 2011

99.2	Press Release, dated July 21, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNCOKE ENERGY, INC.

Date: July 26, 2011	/s/ Denise R. Cade
	Name:	Denise R. Cade
	Title:	Senior Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated July 21, 2011

99.2	Press Release, dated July 21, 2011